UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022 (December 31, 2021)

Singularity Future Technology Ltd.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road, Suite 322

Great Neck New York 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO *	NASDAQ Capital Market

*	The trading symbol will change to SGLY on or about January 7, 2022.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2022, Singularity Future Technology Ltd. (formerly knowns as Sino-Global Shipping America, Ltd.) (the “Company”) entered into a Warrant Purchase Agreement with certain accredited investors (the “Sellers”) pursuant to which the Company agreed to buy back an aggregate of 3,870,800 warrants (the “Warrants”) from the Sellers, and the Sellers agreed to sell the Warrants back to the Company. These Warrants were sold to these Sellers in three previous transactions that closed on February 11, 2021, February 10, 2021, and March 14, 2018. The purchase price for each Warrant is $2.00, and the terms of each Warrant Purchase Agreement are substantially identical.

On or before January 10, 2022, the Company shall pay the purchase price to the Sellers by wire transfer. The Sellers shall undertake to deliver the Warrant to the Company for cancellation as soon as practicable following the closing date, but in no event later than January 13, 2022. Notwithstanding the foregoing, the Warrant shall be deemed cancelled upon the receipt by the Sellers of the purchase price.

The Company has agreed that if the Company repurchases any other warrants within sixty days after the execution of the Warrant Purchase Agreement at a higher purchase price per Warrant, purchase price per Warrant stated in the Warrant Purchase Agreement shall be increased to the purchase price per Warrant set forth in such other purchase agreement.

The Company issued a press release announcing this transaction on January 6, 2022. The press release is attached as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

On December 31, 2021, the Company entered into a series of agreements to terminate its Variable Interest Entity (“VIE”) structure and terminate the existence of its formerly controlled entity Sino-Global Shipping Agency Ltd. (“Sino-China”). The Company controlled Sino-China through its wholly owned subsidiary Trans Pacific Shipping Limited (“Trans Pacific Beijing”). The Company made its decision because Sino-China has no active operations and because governmental policies regarding VIEs have changed.

Because Sino-China has no operations or net assets, upon termination of the VIE Agreements Sino-China will be terminated.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Warrant Purchase Agreement
99.1	Press Release dated January 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2022

Singularity Future Technology Ltd. (formerly knowns as Sino-Global Shipping America, Ltd.)

By:	/s/ Yang Jie
Name:	Yang Jie
Title:	Chief Executive Officer

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